UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Seventh Supplemental Indenture

In connection with the expiration of the consent solicitation described in Item 8.01 below, on May 24, 2013, StoneMor Operating LLC (the “Operating Company”), Cornerstone Family Services of West Virginia Subsidiary, Inc. (“Cornerstone Co.”) and Osiris Holding of Maryland Subsidiary, Inc. (“Osiris Co.”, and together with the Operating Company and Cornerstone Co., the “2017 Notes Issuers”), each of which is a subsidiary of StoneMor Partners L.P. (the “Partnership”), the Partnership, the other Guarantors named therein and Wilmington Trust, National Association, as successor trustee by merger to Wilmington Trust FSB (the “Trustee”), entered into the Seventh Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated as of November 24, 2009 (the “2009 Indenture”) governing the 10.25% Senior Notes due 2017 (the “2017 Senior Notes”). The Supplemental Indenture amended the 2009 Indenture to shorten to three business days the minimum notice period for optional redemptions and eliminated substantially all of the restrictive covenants and certain events of default contained in the 2009 Indenture.

Indenture

On May 28, 2013, the Partnership and Cornerstone Co. (collectively, the “Issuers”), certain subsidiaries of the Partnership (“Guarantors”), and the Trustee entered into an indenture (the “Indenture”) governing the 7 7/8% Senior Notes due 2021 (the “Notes”).

The Issuers will pay 7 7/8% interest per annum on the principal amount of the Notes, payable in cash semi-annually in arrears on June 1 and December 1 of each year, starting on December 1, 2013. The Notes mature on June 1, 2021.

The Notes are senior unsecured obligations of the Issuers that:

•	rank equally in right of payment with all existing and future senior debt of the Issuers;

•	rank senior in right of payment to all existing and future senior subordinated and subordinated debt of the Issuers;

•	are effectively subordinated in right of payment to existing and future secured debt of the Issuers, to the extent of the value of the assets securing such debt; and

•	are structurally subordinated to all of the existing and future liabilities of each subsidiary of the Issuers that does not guarantee the Notes.

The Issuers’ obligations under the Notes and the Indenture are jointly and severally guaranteed (the “Note Guarantees”) by each subsidiary of the Partnership other than Cornerstone Co., that the Partnership has caused or will cause to become a Guarantor pursuant to the terms of the Indenture (each, a “Restricted Subsidiary”).

At any time on or after June 1, 2016, the Issuers, at their option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Year	Percentage
2016	105.906%
2017	103.938%
2018	101.969%
2019 and thereafter	100.000%

At any time prior to June 1, 2016, the Issuers may, on one or more occasions, redeem all or any portion of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium (as defined in the Indenture) as of the redemption date, including accrued and unpaid interest to the redemption date.

In addition, at any time prior to June 1, 2016, the Issuers, at their option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of certain equity offerings of the Partnership described in the Indenture at a redemption price equal to 107.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date provided, however, that (i) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption and (ii) the redemption occurs within 180 days of the closing date of such offering.

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the Indenture), each holder of Notes will have the right to require the Issuers to purchase that holder’s Notes for a cash price equal to 101% of the principal amounts to be purchased, plus accrued and unpaid interest to the date of purchase.

The Indenture requires the Issuers and/or the Guarantors, as applicable, to comply with various covenants including, but not limited to, covenants that, subject to certain exceptions, limit the Partnership’s and its Restricted Subsidiaries’ ability to (i) incur additional indebtedness; (ii) make certain dividends, distributions, redemptions or investments; (iii) enter into certain transactions with affiliates; (iv) create, incur, assume or permit to exist certain liens against their assets; (v) make certain sales of their assets; and (vi) engage in certain mergers, consolidations or sales of all or substantially all of their assets. The Indenture also contains various affirmative covenants regarding, among other things, delivery of certain reports filed with the SEC and materials required pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to holders of the Notes and joinder of future subsidiaries as Guarantors under the Indenture.

Events of default under the Indenture that could, subject to certain conditions, cause all amounts owing under the Notes to become immediately due and payable include, but are not limited to, the following:

•	failure by the Issuers to pay interest on any of the Notes when it becomes due and the continuance of any such failure for 30 days;

•	failure by the Issuers to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

•

the Issuers’ failure to comply with the agreements and covenants relating to limitations on entering into certain mergers, consolidations or sales of all or substantially all of their assets or in respect of their obligations to purchase the Notes in connection with a Change of Control;

•

failure by the Issuers to comply with any other agreement or covenant in the Indenture and the continuance of this failure for 60 days after notice of the failure has been given to the Partnership by the Trustee or holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

•

failure by the Partnership to comply with its covenant to deliver certain reports and the continuance of such failure to comply for a period of 120 days after written notice thereof has been given to the Partnership by the Trustee or by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

•

certain defaults under mortgages, indentures or other instruments or agreements under which there may be issued or by which there may be secured or evidenced indebtedness of the Partnership or any Restricted Subsidiary, whether such indebtedness now exists or is incurred after the date of the Indenture;

•

certain judgments or orders that exceed $10.0 million in the aggregate for the payment of money have been entered by a court of competent jurisdiction against the Partnership or any Restricted Subsidiary and such judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

•	certain events of bankruptcy of the Partnership, StoneMor GP LLC, the general partner of the Partnership (the “General Partner”), or any Significant Subsidiary (as defined in the Indenture); or

•

other than in accordance with the terms of the Note Guarantee and the Indenture, the Note Guarantee of any Significant Subsidiary ceasing to be in full force and effect, being declared null and void and unenforceable, found to be invalid or any Guarantor denying its liability under its Note Guarantee.

Registration Rights Agreement

In connection with the sale of the Notes, on May 28, 2013, the Issuers, the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the Notes, entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Issuers and the Guarantors agreed, for the benefit of the holders of the Notes, to use their commercially reasonable efforts to file a registration statement with the SEC with respect to a registered offer to exchange the Notes for new “exchange” notes having terms substantially identical in all material respects to the Notes, with certain exceptions (the “Exchange Offer”). If the Notes are not freely tradable by persons other than affiliates pursuant to Rule 144 under the Securities Act on or before the 366th day after the issuance of the Notes (the “Exchange Date”), the Issuers and the Guarantors agreed to use their commercially reasonable efforts (i) to consummate such Exchange Offer on or before the Exchange Date, and (ii) upon the occurrence of certain events described in the Registration Rights Agreement which result in the inability to consummate the Exchange Offer, to cause a shelf registration statement covering resales of the Notes to be declared effective. The Issuers are required to pay additional interest to the holders of the Notes under certain circumstances if they fail to comply with their obligations under the Registration Rights Agreement.

The Supplemental Indenture, the Indenture, the form of the Note and the Registration Rights Agreement (collectively, the “Transaction Documents”) include various representations, warranties, covenants and other provisions, as applicable, customary for transactions of this nature. The foregoing summaries of the Transaction Documents are not intended to be complete and are qualified in their entirety by reference to the Transaction Documents, which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

The initial purchasers, or their respective affiliates, act as lenders under the Third Amended and Restated Credit Agreement, as amended, to which the Partnership is a party, and engage in investment banking and other commercial dealings with the Partnership and its affiliates for which they received, and will receive, the payment of their customary fees and expenses, as applicable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 28, 2013, the Issuers issued the Notes governed by the Indenture. The terms of the Notes and the Indenture are described in Item 1.01 above, which descriptions are incorporated in their entirety by reference herein.

Item 8.01	Other Events.

On May 24, 2013, the Partnership issued a press release announcing results of the cash tender offer and consent solicitation commenced by the 2017 Notes Issuers to purchase any and all of their outstanding $150,000,000 aggregate principal amount of 2017 Senior Notes and to obtain consents to amendments to the 2009 Indenture described in Item 1.01 above. A copy of the press release, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated as of May 24, 2013, by and among StoneMor Partners L.P., StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc., Osiris Holding of Maryland Subsidiary, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee to Indenture, dated as of November 24, 2009.

4.2	Indenture, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc, the guarantors named therein and Wilmington Trust, National Association.

4.3	Form of 7 7/8% Senior Note due 2021 (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the Initial Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release dated May 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Date: May 28, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated as of May 24, 2013, by and among StoneMor Partners L.P., StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc., Osiris Holding of Maryland Subsidiary, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee to Indenture, dated as of November 24, 2009.

4.2	Indenture, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc, the guarantors named therein and Wilmington Trust, National Association.

4.3	Form of 7 7/8% Senior Note due 2021 (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the Initial Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release dated May 24, 2013.